EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 1, 2005, relating to the consolidated financial statements of Ulticom, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Ulticom, Inc. for the year ended January 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
August 29, 2005